
Oakwood Mortgage Investors, Inc.  1999-D         Note: This fiscal year-end series report, reports information on the assets
Oakwood Acceptance Corp. - Servicer              included in OMI Trust 1999-D as of the end of the prepayment period that began on
Fiscal Year Ended Series Report                  September 1, 1999 and ended on September 30, 2000 and as of the end of the
Reporting:             Fiscal Year 2000          collection period that began on September 2, 1999 and ended on October 1, 2000.
                                                 Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15, 2000, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders

                                      Scheduled Principal Balance of Contracts
---------------------------------------------------------------------------------------------------------------------
Beginning                                                                                                 Ending
Principal                  Scheduled            Prepaid            Liquidated           Contracts        Principal
Balance                    Principal            Principal          Principal            Repurchased       Balance
---------------------------------------------------------------------------------------------------------------------
291,773,702.74           (3,655,720.91)      (15,895,738.19)     (7,038,746.50)            0.00       265,183,497.14
=====================================================================================================================
                                                       Certificate Account
------------------------------------------------------------------------------------------------------------------------------------
        Beginning                         Deposits                                            Investment               Ending
         Balance                Principal            Interest         Distributions            Interest               Balance
------------------------------------------------------------------------------------------------------------------------------------
      5,601,754.70            26,413,714.24       26,054,039.04      (54,932,058.95)           69,986.03           3,207,435.06
====================================================================================================================================

  Scheduled                    Scheduled                                     Amount
  Gross           Servicing     Pass Thru       Liquidation     Reserve      Available for        Limited       Total
  Interest        Fee           Interest        Proceeds        Fund Draw    Distribution         Guarantee      Distribution
------------------------------------------------------------------------------------------------------------------------------
 26,969,967.08  2,792,906.81   24,177,060.27   4,775,064.91       0.00       51,296,491.09          0.00        51,296,491.09
==============================================================================================================================

                                      P&I Advances at Distribution Date
              ----------------------------------------------------------------------------------
                    Beginning              Recovered            Current            Ending
                     Balance               Advances             Advances           Balance
              ----------------------------------------------------------------------------------
                        622,042.33        (15,162,158.86)     16,722,270.86      2,182,154.33
              ==================================================================================


Oakwood Mortgage Investors, Inc.  1999-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:       Fiscal Year 2000

                                              Repo Properties Brought Current                          Aggregate Repo Properties in
                        Gross Repossessions           by Borrower                Net Current Repos           Trust at Month-End
                   #     Principal Balance        #     Principal Balance       # Principal Balance         #  Principal Balance
               --------------------------------------------------------------------------------------------------------------------
Oct-99             6          166,379.00          0               0.00          5         150,717.69        6           166,379.00
Nov-99            12          358,514.19          0               0.00          5         159,338.12       11           325,717.12
Dec-99            35        1,191,002.37          0               0.00         23         832,603.28       35         1,191,299.47
Jan-00            58        2,133,844.17          0               0.00         28       1,072,556.81       63         2,263,674.28
Feb-00            75        2,712,696.01          0               0.00         26         890,049.48       89         3,153,723.76
Mar-00            91        3,394,633.89          0               0.00         34       1,264,150.97      123         4,417,874.73
Apr-00           109        4,238,565.93          0               0.00         40       1,552,625.76      163         5,970,500.49
May-00           124        4,908,412.08          0               0.00         29       1,183,260.67      192         7,153,761.16
Jun-00           146        5,889,067.94          0               0.00         44       1,750,380.93      236         8,904,142.09
Jul-00           169        6,874,421.24         -1         (29,114.63)        40       1,551,740.44      275        10,426,767.90
Aug-00           193        7,845,849.26         -1         (32,617.49)        47       1,814,812.01      321        12,208,962.42
Sep-00           177        7,239,318.17          0               0.00         51       2,032,286.00      372        14,241,248.42
               --------------------------------------------------------------------------------------

Total of month
end balance    1,195       46,952,704.25         -2         (61,732.12)       372      14,241,248.42    1,886        70,424,050.84
               ====================================================================================================================
Average month
end balance      100        3,912,725.35          0          (5,144.34)        31       1,186,770.70      157         5,868,670.90
               ====================================================================================================================

Oakwood Mortgage Investors, Inc.  1999-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:             Fiscal Year 2000

                                                                Delinquency Analysis

                                     31 to 59 days        60 to 89 days               90 days and Over           Total Delinq.
                           No. of      Principal                Principal                 Principal                 Principal
                           Loans        Balance       #         Balance          #        Balance            #       Balance
                       ----------------------------------------------------------------------------------------------------------
                Oct-99       190     7,973,755.02    41      1,736,897.30        8         260,316.69      239      9,970,969.01
                Nov-99       157     5,907,035.42    69      3,087,187.09       36       1,260,930.37      262     10,255,152.88
                Dec-99       152     5,591,900.14    68      2,739,381.29       81       3,100,905.91      301     11,432,187.34
                Jan-00       135     4,683,818.34    70      2,908,569.71      116       4,512,159.89      321     12,104,547.94
                Feb-00        98     4,227,245.71    42      1,657,770.32      143       5,724,663.30      283     11,609,679.33
                Mar-00        96     3,824,294.95    47      2,141,923.25      157       6,421,942.39      300     12,388,160.59
                Apr-00       118     4,077,621.75    53      2,200,955.99      171       7,332,768.17      342     13,611,345.91
                May-00       113     4,337,502.05    55      2,001,929.12      195       8,542,156.26      363     14,881,587.43
                Jun-00       132     4,901,211.40    62      2,477,372.49      214       9,250,337.78      408     16,628,921.67
                Jul-00       147     5,634,863.49    73      2,952,907.63      246      10,622,572.12      466     19,210,343.24
                Aug-00       137     5,278,682.14    73      2,624,167.03      274      11,845,309.21      484     19,748,158.38
                Sep-00       138     5,293,922.44    69      2,494,799.06      266      11,362,288.90      473     19,151,010.40

Total of month
end balance                1,613    61,731,852.85   722     29,023,860.28    1,907      80,236,350.99    4,242    170,992,064.12
                       ==========================================================================================================
Average month
end balance                  134     5,144,321.07    60      2,418,655.02      159       6,686,362.58      354     14,249,338.68
                       ==========================================================================================================

Oakwood Mortgage Investors, Inc.  1999-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 2000

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

                   Liquidated                                                                              Net
    Prepayment      Principal          Sales          Insur.            Total        Repossession      Liquidation       Unrecov.
      Period         Balance          Proceeds        Refunds         Proceeds         Expenses         Proceeds         Advances
-----------------------------------------------------------------------------------------------------------------------------------
Oct-99                     0.00             0.00            0.00            0.00             0.00              0.00            0.00
Nov-99                     0.00             0.00            0.00            0.00             0.00              0.00            0.00
Dec-99                     0.00             0.00            0.00            0.00             0.00              0.00            0.00
Jan-00               127,676.25       125,400.00        4,543.68      129,943.68        30,537.00         99,406.68        9,637.55
Feb-00               307,849.51       293,535.00        9,451.89      302,986.89        58,330.00        244,656.89       23,786.97
Mar-00               576,129.03       542,750.00       24,865.88      567,615.88       109,270.50        458,345.38       49,890.44
Apr-00               700,505.00       627,515.00       27,294.40      654,809.40       128,539.40        526,270.00       62,876.49
May-00               517,269.02       441,140.00       21,975.92      463,115.92        93,496.20        369,619.72       41,847.57
Jun-00               762,617.73       703,337.24       22,699.57      726,036.81       161,817.16        564,219.65       64,350.64
Jul-00               531,868.93       515,950.00       17,708.90      533,658.90       116,608.50        417,050.40       49,154.56
Aug-00               859,717.15       747,710.14       91,431.31      839,141.45       155,878.69        683,262.76       88,790.76
Sep-00             2,655,113.88     2,466,739.91      112,279.90    2,579,019.81       526,992.19      2,052,027.62      249,459.21
                -------------------------------------------------------------------------------------------------------------------
Total              7,038,746.50     6,464,077.29      332,251.45    6,796,328.74     1,381,469.64      5,414,859.10      639,794.19
                ===================================================================================================================



                                       Net             Current
    Prepayment  FHA Insurance       Pass Thru        Period Net      Cumulative
      Period      Coverage          Proceeds         Gain/(Loss)     Gain/(Loss)
--------------------------------------------------------------------------------
Oct-99                0.00              0.00              0.00
Nov-99                0.00              0.00              0.00
Dec-99                0.00              0.00              0.00
Jan-00                0.00         89,769.13        (37,907.12)
Feb-00                0.00        220,869.92        (86,979.59)
Mar-00                0.00        408,454.94       (167,674.09)
Apr-00                0.00        463,393.51       (237,111.49)
May-00                0.00        327,772.15       (189,496.87)
Jun-00                0.00        499,869.01       (262,748.72)
Jul-00                0.00        367,895.84       (163,973.09)
Aug-00                0.00        594,472.00       (265,245.15)
Sep-00                0.00      1,802,568.41       (852,545.47)
                ----------------------------------------------------------------
Total                 0.00      4,775,064.91     (2,263,681.59)   (2,263,681.59)
                ================================================================

Oakwood Mortgage Investors, Inc.  1999-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:              Fiscal Year 2000

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                    Original         Beginning             Beginning           Current         Accelerated
          Cert.                   Certificate       Certificate       Principal Shortfall     Principal         Principal
          Class                     Balances          Balances             Carry-Over        Distribution     Distribution
----------------------------------------------------------------------------------------------------------------------------
A-1                              226,687,000.00    215,739,726.51               0.00        26,307,374.23      1,328,621.37
A-1 Outstanding Writedown                                    0.00

M-1                               22,669,000.00     22,669,000.00               0.00                 0.00              0.00
M-1 Outstanding Writedown                                    0.00

M-2                               13,601,000.00     13,601,000.00               0.00                 0.00              0.00
M-2 Outstanding Writedown                                    0.00

B-1                               16,624,000.00     16,624,000.00               0.00                 0.00              0.00
B-1 Outstanding Writedown                                    0.00

B-2                               16,624,000.00     16,624,000.00               0.00                 0.00              0.00
B-2 Outstanding Writedown                                    0.00

Excess Asset Principal Balance     6,045,407.75      6,515,976.23               0.00                 0.00     (1,328,621.37)
                                                ----------------------------------------------------------------------------
                                                   291,773,702.74               0.00        26,307,374.23              0.00
                                                ============================================================================


                                Ending Principal                       Ending                    Principal Paid
          Cert.                 Shortfall Carry-   Writedown         Certificate      Pool         Per $1,000
          Class                       Over          Amounts           Balances       Factor       Denomination
--------------------------------------------------------------------------------------------------------------
A-1                              27,635,995.60            0.00     188,103,730.91     82.97950%        116.05
A-1 Outstanding Writedown                                 0.00               0.00          0.00          0.00

M-1                                       0.00            0.00      22,669,000.00    100.00000%          0.00
M-1 Outstanding Writedown                                 0.00               0.00          0.00          0.00

M-2                                       0.00            0.00      13,601,000.00    100.00000%          0.00
M-2 Outstanding Writedown                                 0.00               0.00          0.00          0.00

B-1                                       0.00            0.00      16,624,000.00    100.00000%          0.00
B-1 Outstanding Writedown                                 0.00               0.00          0.00          0.00

B-2                                       0.00            0.00      16,624,000.00    100.00000%          0.00
B-2 Outstanding Writedown                                 0.00               0.00          0.00          0.00

Excess Asset Principal Balance            0.00     (282,831.37)      7,561,766.23
                                ----------------------------------------------------------------
                                 27,635,995.60     (282,831.37)    265,183,497.14
                                ================================================================

(1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.

Oakwood Mortgage Investors, Inc.  1999-D
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:              Fiscal Year 2000


CERTIFICATE INTEREST ANALYSIS

                                                           Beginning Carry-     Current Priority
           Certificate                   Pass-Through       Over Priority           Interest           Total            Interest
              Class                          Rate          Interest Balance         Accrual             Paid            Shortfall
                                   -----------------------------------------------------------------------------------------------
A-1                                         7.84000%                 0.00        15,867,734.51      15,867,734.51             0.00
A-1  Carryover Interest                         0.00                 0.00                                    0.00             0.00
A-1  Writedown Interest                         0.00                 0.00                                    0.00             0.00

M-1                                         8.00000%                 0.00         1,813,520.04       1,813,520.04             0.00
M-1  Carryover Interest                         0.00                 0.00                                    0.00             0.00
M-1  Writedown Interest                         0.00                 0.00                                    0.00             0.00

M-2                                         9.19000%                 0.00         1,177,959.94       1,177,959.94        71,971.94
M-2 Carryover Interest                          0.00                 0.00                                    0.00             0.00
M-2 Writedown Interest                          0.00                 0.00                                    0.00             0.00

B-1                                         7.00000%                 0.00         1,163,679.96       1,163,679.96             0.00
B-1  Carryover Interest                         0.00                 0.00                                    0.00             0.00
B-1  Writedown Interest                         0.00                 0.00                                    0.00             0.00

B-2                                         6.00000%                 0.00           997,440.00         997,440.00             0.00
B-2  Carryover Interest                         0.00                 0.00                                    0.00             0.00
B-2  Writedown Interest                         0.00                 0.00                                    0.00             0.00

X                                                              470,568.48         3,084,753.88               0.00             0.00

R                                                                    0.00                 0.00               0.00             0.00

Service Fee                                 1.00000%                 0.00         2,792,906.81       2,568,189.10 (1)         0.00
                                                     -----------------------------------------------------------------------------
                                                               470,568.48        26,897,995.14      23,588,523.55        71,971.94
                                                     =============================================================================


                                           Ending Carry-    Interest Paid
           Certificate                          Over          Per $1,000      Cert.       TOTAL
              Class                           Balance        Denomination     Class    DISTRIBUTION
                                   ------------------------------------------------------------------
A-1                                                0.00         73.55036       A-1     43,503,730.11
A-1  Carryover Interest                            0.00             0.00
A-1  Writedown Interest                            0.00             0.00

M-1                                                0.00         80.00000       M-1      1,813,520.04
M-1  Carryover Interest                            0.00             0.00
M-1  Writedown Interest                            0.00             0.00

M-2                                                0.00         86.60833       M-2      1,249,931.88
M-2 Carryover Interest                             0.00             0.00
M-2 Writedown Interest                             0.00             0.00

B-1                                                0.00         70.00000       B-1      1,163,679.96
B-1  Carryover Interest                            0.00             0.00
B-1  Writedown Interest                            0.00             0.00

B-2                                                0.00         60.00000       B-2        997,440.00
B-2  Carryover Interest                            0.00             0.00
B-2  Writedown Interest                            0.00             0.00

X                                          3,555,322.36                         X               0.00

R                                                  0.00                         R               0.00

Service Fee                                  224,717.71                                 2,568,189.10
                                         ---------------                             ----------------
                                           3,780,040.07                                51,296,491.09 (1)
                                         ===============                             ================

(1) Pursuant to the applicable pooling and servicing agreement, $2,568,189.10 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer. Consequently, the total amount distributed on the certificates during the fiscal year was $48,728,301.99.